Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2011 Fourth Quarter
and Year-End Results

SCOTTSDALE, ARIZ. – Nov. 29, 2011 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported net revenues for the fourth quarter ended Sept. 30, 2011 of $111.4 million, a 6.6 percent decrease from $119.2 million for the fourth quarter of the prior year. Net income for the fourth quarter ended Sept. 30, 2011 was $6.0 million, a decrease of 17.5 percent from $7.2 million for the fourth quarter of the prior year. Earnings per share for the fourth quarter ended Sept. 30, 2011 was 24 cents per diluted share as compared to 29 cents per diluted share for the fourth quarter ended Sept. 30, 2010.

Net revenues for the year ended Sept. 30, 2011 were $451.9 million, a 3.7 percent increase from $435.9 million for the year ended Sept. 30, 2010. Net income for the year ended Sept. 30, 2011 was $27.2 million, a decrease of 5.5 percent as compared to net income of $28.8 million for the year ended Sept. 30, 2010. Earnings per share for the year ended Sept. 30, 2011 was $1.10 per diluted share as compared to $1.18 per diluted share for the year ended Sept. 30, 2010. The reduction in workforce announced on June 30, 2011, which resulted in severance costs of $4.3 million (pre-tax) impacted earnings per share by approximately 11 cents for the year ended Sept. 30, 2011. See “Use of Non-GAAP Financial Information” below.

Return on equity for the trailing four quarters ended Sept. 30, 2011 was 21.4 percent compared to 25.6 percent for the trailing four quarters ended Sept. 30, 2010.

“Beyond implementing significant changes driven by new regulations, our focus for 2011 centered on improving our marketing and admissions effectiveness, completing the launch of our new blended learning automotive and diesel curriculum and strengthening graduate employment rates while achieving desired operating efficiencies,” said Kim McWaters, chief executive officer.  “We are pleased these efforts enabled us to achieve record revenues and double-digit operating margins for the year, but not without some very difficult decisions to align our cost structure with current and anticipated student populations.”

“In our fourth quarter, we experienced year over year declines in new student starts, however, at a lower rate of decline than in our third quarter,” McWaters said.  “We remain focused on finding solutions to the problems we believe are driving these declines, namely the general economic conditions and their impact on the desire and ability of prospective students to obtain funding for their education.”

“While we believe the economic conditions will continue to pressure student population growth in the short term, we are confident that the foundation laid in 2011 for greater efficiencies, improved cost control and sustained educational excellence, will position us for growth in the future,” said McWaters.

Student Metrics

	Three Months Ended		Twelve Months Ended
			September 30,
	September 30,
	2011	2010	2011	2010
		(Rounded to hundreds)
Total starts	6,500	7,600	16,200	19,500
Average undergraduate full-time student enrollment	17,300	19,500	18,500	18,600
End of period undergraduate full-time student enrollment	18,500	21,000	18,500	21,000

Fourth Quarter Operating Performance

For the fourth quarter of 2011, revenues were $111.4 million, a 6.6 percent decrease from $119.2 million for last year’s fourth quarter. The decrease in revenues primarily relates to a decrease in average undergraduate full-time student enrollment of 11.0 percent partially offset by an increase in tuition rates. During the fourth quarter of 2011 and 2010, tuition excluded $1.9 million and $2.2 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenue when payments are received.

Operating income and margin for the fourth quarter of 2011 was $10.2 million and 9.1 percent, respectively, compared to operating income and margin of $11.8 million and 9.9 percent, respectively, in the same period last year. The decrease in operating income is primarily attributable to the decrease in revenues in the current quarter.

For the three months ended Sept. 30, 2011, the Dallas/Ft. Worth, Texas campus, which opened in June 2010, had revenues of $3.5 million and incurred $3.9 million in operating expenses, which includes $1.8 million in corporate allocations. For the three months ended Sept. 30, 2010, the Dallas/Ft. Worth, Texas campus had revenues of $1.1 million and incurred $4.2 million in operating expenses, which includes $1.5 million in corporate allocations.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2011 was $16.8 million compared to $18.4 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Fiscal 2011 Operating Performance

Revenues for the year ended Sept. 30, 2011 were $451.9 million, a 3.7 percent increase from $435.9 million for the year ended September 30, 2010. The increase in revenues primarily relates to an increase in tuition rates, partially offset by an increase in tuition scholarships. The increase in revenues is also attributable to an increase in average undergraduate full-time student enrollment during the first three quarters of the year. During 2011 and 2010, tuition excluded $7.0 million and $9.7 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenue when payments are received.

Operating income and margin for the year ended Sept. 30, 2011 were $45.1 million and 10.0 percent, respectively, compared to $46.6 million and 10.6 percent, respectively, for the year ended Sept. 30, 2010. The decrease in operating income and margin are related to approximately $4.3 million of severance costs associated with the reduction in our workforce in June 2011 as well as increases in salaries and benefits expense, depreciation expense, occupancy expense and advertising expense, partially offset by the increase in revenues and a decrease in bonus expense.

For the year ended Sept. 30, 2011, the Dallas/Ft. Worth, Texas campus had revenues of $10.9 million and incurred $14.4 million in operating expenses, which includes $6.4 million in corporate allocations. For the year ended Sept. 30, 2010, the Dallas/Ft. Worth, Texas campus had revenues of $1.2 million and incurred $8.3 million in operating expenses, which includes $3.5 million in corporate allocations.

Net income for the year ended Sept. 30, 2011 was $27.2 million, or $1.10 per diluted share, as compared to net income of $28.8 million, or $1.18 per diluted share, for the year ended Sept. 30, 2010.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended Sept. 30, 2011 was $71.1 million compared to $67.8 million for the year ended Sept. 30, 2010. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $109.6 million at Sept. 30, 2011, compared to $81.1 million at Sept. 30, 2010. At Sept. 30, 2011, shareholders’ equity totaled $142.1 million as compared to $108.4 million at Sept. 30, 2010.

Cash flow provided by operating activities was $26.5 million and $58.1 million for the three months and year ended Sept. 30, 2011, respectively, compared with $29.9 million and $67.5 million for the three months and year ended Sept. 30, 2010.

2012 Outlook

We expect the rate of decline experienced in 2011 in both applications and new student starts to slow in the first half of the year before potentially improving in the second half of the year. However, given our current enrollment levels, the macro-economic headwinds and the challenging regulatory environment we operate in, we anticipate the average student population for 2012 to decline by a rate in the low teens. We expect these lower levels of enrollments will result in a mid to high single digit decline in revenue in 2012. Given these trends, we are focused on efficiencies and managing costs, but do not anticipate reaching the same level of operating margins as was achieved in 2011.  Furthermore, we plan on making our proprietary loan program more accessible to our current and prospective students and increase the number of need based scholarships in 2012 creating potential improvement in our show rates which would positively impact revenue. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call

Management will hold a conference call to discuss the 2011 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through December 7, 2011 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10007024.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 150,000 graduates in its 46-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
		(In thousands, except per share amounts)
Revenues	$111,358	$119,243	$451,900	$435,921
Operating expenses:
Educational services and facilities	53,951	58,345	223,469	212,577
Selling, general and administrative	47,251	49,145	183,326	176,794

Total operating expenses	101,202	107,490	406,795	389,371

Income from operations	10,156	11,753	45,105	46,550

Other income (expense):
Interest income, net	53	55	252	250
Other (expense) income	(54)	123	291	479

Total other income (expense), net	(1)	178	543	729

Income before income taxes	10,155	11,931	45,648	47,279
Income tax expense	4,204	4,715	18,410	18,451

Net income	$5,951	$7,216	$27,238	$28,828

Earnings per share:
Net income per share – basic	$0.24	$0.30	$1.12	$1.20

Net income per share – diluted	$0.24	$0.29	$1.10	$1.18

Weighted average number of shares outstanding:
Basic	24,598	24,233	24,427	24,041

Diluted	24,833	24,514	24,740	24,511

Special cash dividend declared per common share	-	-	-	$1.50

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		September 30,	September 30,
		2011	2010
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$53,670	$48,974
Investments, current portion		50,052	28,528
Receivables, net		11,205	19,253
Deferred tax assets		7,837	8,840
	Prepaid expenses and other current assets	10,709	9,836

	Total current assets	133,473	115,431
Investments, less current portion		5,830	3,596
Property and equipment, net		100,377	99,040
Goodwill		20,579	20,579
Other assets		5,328	3,853

Total assets		$265,587	$242,499

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$35,905	$53,906
Deferred revenue		61,394	63,276
Accrued tool sets		4,723	5,066
Income tax payable		2,032	—
Other current liabilities		642	66

	Total current liabilities	104,696	122,314
Deferred tax liabilities		2,443	933
Deferred rent liability		11,799	5,621
Other liabilities		4,534	5,239

	Total liabilities	123,472	134,107

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,560,276 shares issued and 24,690,050
	shares outstanding at September 30, 2011 and
	29,148,585 shares issued and 24,278,359
	shares outstanding at September 30, 2010	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		156,497	150,012
	Treasury stock, at cost, 4,870,226 shares at September 30, 2011
	and September 30, 2010	(76,506)	(76,506)
Retained earnings		62,121	34,883

	Total shareholders’ equity	142,115	108,392

Total liabilities and shareholders’ equity		$265,587	$242,499

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
	September 30,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$27,238	$28,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,842	19,888
Amortization of held-to-maturity investments	1,195	1,367
Bad debt expense	8,279	6,520
Stock-based compensation	6,279	5,894
Excess tax benefit from stock-based compensation	(1,081)	(1,788)
Deferred income taxes	2,513	(3,541)
Loss on disposal of property and equipment	957	341
Changes in assets and liabilities:
Receivables	(840)	(9,886)
Prepaid expenses and other current assets	(1,110)	(462)
Other assets	(1,486)	(261)
Accounts payable and accrued expenses	(15,567)	6,037
Deferred revenue	(1,882)	15,101
Income tax payable (receivable)	3,279	(1,130)
Accrued tool sets and other current liabilities	233	831
Deferred rent liability	6,178	28
Other liabilities	(955)	(286)

Net cash provided by operating activities	58,072	67,481

Cash flows from investing activities:
Purchase of property and equipment	(29,098)	(37,196)
Proceeds from disposal of property and equipment	64	5
Purchase of investments	(89,538)	(41,570)
Proceeds received upon maturity of investments	64,585	36,641

Net cash used in investing activities	(53,987)	(42,120)

Cash flows from financing activities:
Payment of cash dividends	—	(36,333)
Proceeds from issuance of common stock under employee plans	1,269	4,083
Payment of payroll taxes on stock-based compensation through shares withheld	(1,739)	(2,124)
Excess tax benefit from stock-based compensation	1,081	1,788
Net cash provided by (used in) financing activities	611	(32,586)

Net increase (decrease) in cash and cash equivalents	4,696	(7,225)
Cash and cash equivalents, beginning of period	48,974	56,199

Cash and cash equivalents, end of period	$53,670	$48,974

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended			Twelve Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
			(In thousands)
Net income	$5,951	$7,216	$27,238	$28,828
Interest income, net	(53)	(55)	(252)	(250)
Income tax expense	4,204	4,715	18,410	18,451
Depreciation and amortization	6,661	6,548	25,731	20,803

EBITDA	$16,763	$18,424	$71,127	$67,832

Reconciliation of Earnings Per Share Impact of Severance Costs Related to June 2011
Reduction In Workforce

	Twelve Months Ended
	September 30,
	2011	2010
	(In thousands)
Net income, as reported	$27,238	$28,828
Severance costs	4,265	—
Less: tax effects of severance costs	(1,664)	—

Net income, adjusted for severance costs	$29,839	$28,828

Diluted earnings per share, as reported	$1.10	$1.18

Diluted earnings per share, adjusted for severance costs	$1.21	$1.18

Diluted weighted average shares outstanding	24,740	24,511

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
		(In thousands)
Salaries expense	$42,362	$40,754	$167,882	$153,620
Employee benefits and tax	8,281	7,892	35,424	32,406
Bonus expense	1,139	7,268	11,029	20,399
Stock-based compensation	1,508	1,204	6,279	5,894
Total compensation and related costs	$53,290	$57,118	$220,614	$212,319

Occupancy expense	$10,142	$10,299	$39,925	$38,719
Bad debt expense	$2,829	$1,937	$8,279	$6,520
Depreciation expense	$6,659	$6,546	$25,722	$20,793

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